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EXECUTION VERSION

SECOND AMENDMENT TO REVOLVING
LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO REVOLVING LOAN AND SECURITY AGREEMENT (“Amendment”) is entered into as of September 30, 2020, by and between FIRST REPUBLIC BANK (“Lender”) and HAMILTON LANE ADVISORS, L.L.C. a Pennsylvania limited liability company (“Borrower”).
Recitals
    A.    Borrower and Lender are parties to that certain Revolving Loan and Security Agreement dated August 23, 2017, as amended by that certain First Amendment to Revolving Loan and Security Agreement dated March 24, 2020, and as amended, restated, supplemented or otherwise modified from time to time (the “Loan Agreement”). The parties desire to amend the Loan Agreement in accordance with the terms of this Amendment.
Agreement
    Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.The first sentence in Section 2.2(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Interest due on the Credit Extensions accrues through the last day of each calendar month and is payable on the tenth (10th) day of the immediately following month.”

3.The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of any party under the Loan Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Loan Agreement in each case as amended to date, including any amendments made substantially concurrently with this Amendment.
4.Borrower represents and warrants that the representations and warranties contained in the Loan Agreement are true and correct as of the date of this Amendment and that, upon execution and delivery of this Amendment, no Event of Default has occurred and is continuing.
5.This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement. A signed copy of this Amendment transmitted by a party to another party via facsimile or an emailed “pdf” version shall be binding on the signatory thereto. Notwithstanding the delivery of the faxed or emailed copy, the Credit Parties agree to deliver to Lender original executed copies of this Amendment.

6.As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:
(a)    Formal credit approval by First Republic Bank;
(b)    this Amendment duly executed by the Borrower;
(c)    payment of all fees and Lender Expenses through the date hereof; and
(d)    such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.
BORROWER:
HAMILTON LANE ADVISORS, L.L.C.

By:	/s/ Atul Varma

Name:	Atul Varma

Title:	Chief Financial Officer

LENDER:
FIRST REPUBLIC BANK

By:	/s/ Scott Aleali

Title:	Practice Leader

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